Exhibit 99.1

RIOT Announces Closing of $594.4 Million Convertible Senior Notes Offering

CASTLE ROCK, Co., December 16, 2024 — Riot Platforms, Inc. (Nasdaq: RIOT) (“Riot” or the “Company”) today announced that it completed its previously announced offering of its 0.75% convertible senior notes due 2030 (the “2030 Notes”). The aggregate principal amount of the 2030 Notes sold in the offering was $594.4 million, which included $69.4 million aggregate principal amount of the 2030 Notes relating to the partial exercise of the initial purchasers’ option. The 2030 Notes were sold in a private offering only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the issuance of the 2030 Notes were approximately $579.2 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Riot. Riot is pleased to announce that it has already deployed substantially all of the net proceeds from the offering to acquire additional Bitcoin.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the 2030 Notes, nor shall there be any sale of the 2030 Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements relating to the estimated net proceeds of the offering of the 2030 Notes and the anticipated use of such net proceeds. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:
Phil McPherson
303-794-2000 ext. 110
IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118
PR@Riot.Inc